================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) - OCTOBER 21, 2002


                              TXU EUROPE CAPITAL I
             (Exact name of registrant as specified in its charter)


          DELAWARE                  001-15709-01                 75-6578216

(State or other jurisdiction        (Commission               (I.R.S. Employer
      of incorporation)             File Number)             Identification No.)


            ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS 75201-3411 (Address of principal executive offices, including zip code)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE - 214-812-4600


================================================================================

ITEM 5. OTHER

     TXU Europe Capital I (the Trust) is a statutory business trust formed on November 22, 1999 under the laws of the State of Delaware. The Trust has a perpetual existence, subject to certain termination events as provided in its Amended and Restated Trust Agreement. TXU Europe Limited (TXU Europe) is the ultimate parent of the Trust. TXU Europe is a private limited company incorporated under the laws of England and Wales on February 5, 1998. TXU Europe is an indirect wholly-owned subsidiary of TXU Corp., a Texas corporation. TXU Europe is a holding company for TXU Corp.'s United Kingdom and other European operations. TXU Europe has provided several limited, subordinated guarantees in connection with the issuance of the Trust's securities. These guarantees are generally subordinated to all other obligations of TXU Europe and its subsidiaries.

     TXU Europe's Current Report on Form 8-K (File No. 1-15709), filed on November 5, 2002, is attached as Exhibit A hereto.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          TXU EUROPE CAPITAL I


                                          By:    /s/ Kirk R. Oliver
                                             -----------------------------
                                                     Kirk R. Oliver
                                                 Administrative Trustee

                                          By:     /s/ Tony Horton
                                             -----------------------------
                                                      Tony Horton
                                                 Administrative Trustee


Date: November 8, 2002

                                                                       EXHIBIT A
                                                                       ---------


================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) - OCTOBER 21, 2002


                               TXU EUROPE LIMITED
             (Exact name of registrant as specified in its charter)


      ENGLAND AND WALES              001-15709                   98-0188080

(State or other jurisdiction        (Commission               (I.R.S. Employer
      of incorporation)             File Number)             Identification No.)


          THE ADELPHI, 1-11 JOHN ADAM STREET, LONDON, ENGLAND WC2N 6HT (Address of principal executive offices, including zip code)


    REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE - 011-44-207-879-8081


================================================================================

                           FORWARD-LOOKING STATEMENTS

     This report and other presentations made by TXU Europe contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Although TXU Europe believes that in making any such statement its expectations are based on reasonable assumptions, any such statement involves uncertainties and is qualified in its entirety by reference to factors contained in the Forward-Looking Statements sections of
Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in TXU Europe's Annual Report on Form 10-K for the year ended December 31, 2001 and of Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations in TXU Europe's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002, that could cause the actual results of TXU Europe to differ materially from those projected in such forward-looking statements.

     Any forward-looking statement speaks only as of the date on which such statement is made. TXU Europe does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time. It is not possible for TXU Europe to predict all of such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

ITEM 2. DISPOSITION OF ASSETS

     TXU Europe Limited (TXU Europe) is a private limited company incorporated under the laws of England and Wales on February 5, 1998. TXU Europe is an indirect wholly-owned subsidiary of TXU Corp., a Texas corporation. TXU Europe is a holding company for TXU Corp.'s United Kingdom (UK) and other European operations.

DIFFICULT OPERATING ENVIRONMENT IN THE UK

     On October 4, 2002, TXU Corp. announced that it was reducing earnings expectations for 2002 and 2003 due primarily to continued pressure on operating results in the UK. A significant decrease in wholesale power prices and low price volatility, due in part to milder than normal weather, had led to continuing declines in profitability and cash flows from TXU Europe's upstream electricity generation assets and short-term wholesale trading activities. In addition, TXU Europe's ability to enter into structured transactions (long-term trades) had been considerably reduced because of depressed market activity and lack of available counter-parties due to energy sector-wide credit concerns. A significant portion of TXU Europe's retail power load in the UK was satisfied with long-term agreements that obligated TXU Europe to purchase power at prices considerably in excess of current wholesale market prices. These comparatively high power purchase costs, combined with increased competition and associated customer attrition, had resulted in reduced profitability and cash flows from TXU Europe's retail electric business. TXU Europe's planned actions to address the situation included restructuring the power purchase agreements and physical generation positions in the UK, ceasing acquisition and other developmental activities, reducing administrative costs and enhancing retail margins. Certain of these actions would have required a significant capital contribution from TXU Corp.

MARKET REACTION AND TXU CORP.'S RESPONSE

     Subsequent to TXU Corp.'s October 4 announcement, concerns arose in the financial markets regarding the potential impact of issues at TXU Europe on liquidity of TXU Corp.'s North American, European and Australian operations. TXU

Corp. has taken the following actions to address the US financial markets' concerns about liquidity and to strengthen its credit position:

o Reversed previous plans to support TXU Europe with up to $700 million in capital contributions
o Reduced its common stock dividend by 80 percent to an annual indicated rate of $.50 per share effective with the dividend payable in January 2003
o    Significantly reduced planned capital expenditures in all its businesses
o Eliminated by amendment the cross-default provision in a US financing arrangement that would have been triggered by a TXU Europe default (Australian financing arrangements have no cross-default provisions that would be triggered by a TXU Europe default)
o    Drew $2.6 billion in cash on its US revolving credit facilities
o On October 30, 2002 entered into a commitment for a secured credit facility of up to $1 billion at Oncor Electric Delivery Company, a wholly owned subsidiary of TXU Corp.

IMPACT ON CREDIT RATINGS

     In response to the difficult operating environment affecting TXU Europe's business and TXU Corp.'s decision to limit any further investment in TXU Europe, the major rating agencies downgraded TXU Europe's credit ratings to below investment grade. As of November 4, 2002, TXU Europe's debt ratings were "Caa2" by Moody's Investors Service (Moody's) and Moody's debt rating of TXU Europe's wholly-owned subsidiary, Energy Group Overseas B.V., was "Caa2". Moody's rating of the preferred trust securities issued by TXU Europe Capital I was "C". All of the ratings for TXU Europe and its subsidiaries have been kept on review for further downgrade. Standard & Poor's Ratings Services long-term corporate credit ratings of TXU Europe and its subsidiaries was "D", and Fitch Ratings ratings of senior unsecured and short-term debt ratings of TXU Europe were both "C". Credit ratings for TXU Corp. and its US and Australian subsidiaries remain investment grade.

IMPACT OF CREDIT RATING DOWNGRADES ON TXU EUROPE

     The downgrades of credit ratings to below investment grade have resulted in a number of potential demands on TXU Europe's liquidity. These demands are, in certain cases, at the discretion of TXU Europe's counterparties and include additional cash or letter of credit collateral requirements and repayment of indebtedness under various financing and other contractual arrangements, including financial derivatives. Certain of these collateral requirements relate to wholesale trading, further limiting these activities. In addition, events of default have occurred under certain of these arrangements, and several financing agreements contain cross-default provisions that accelerate repayment of borrowings. The effect of these developments on liquidity is significant and TXU Europe has entered into negotiations with its creditors regarding these matters.

TXU EUROPE FINANCIAL COVENANTS

     The terms of some of TXU Europe's financing arrangements contain financial covenants that require it to maintain fixed charge coverage ratios, equity capitalization ratios, leverage ratios and/or a minimum net worth. TXU Europe does not believe that it is currently in compliance with these covenants.

SALE OF CERTAIN TXU EUROPE OPERATIONS

     As a result of the above developments, on October 14, 2002 it was announced that TXU Europe had elected to offer for sale all or portions of its business and is currently evaluating all of its other available options.

     On October 21, 2002, TXU Europe sold certain of its operations to Powergen UK plc (Powergen), a unit of Germany's E.ON AG, for approximately (pound)1.37 billion in cash.

     Concurrently, Powergen terminated the accounts receivable securitization program, under which TXU Europe had been selling its trade accounts receivable, for approximately (pound)250 million, effectively buying back the receivables from the participating financial institution.

     The operations sold principally include: (a) the retail electric and gas business in the UK, consisting of 5.3 million residential, commercial and industrial customers, and (b) three power plants having a total of 2.9 gigawatts of coal-fired generation capacity and a combined heat and power plant (CHP), all in the UK. The sale and purchase agreement also provides for the transfer of approximately 1,900 employees in the UK to Powergen and the assumption by Powergen of the associated pension obligations.

     TXU Europe estimates that it will sustain a substantial loss as a result of this sale, and the writeoff of the related prepaid pension asset, other provisions and impairments (of goodwill and other assets) required as a result of the disposition and other recent events. The balance of goodwill was approximately (pound)3.9 billion at September 30, 2002. Under US generally accepted accounting principles, the sale, provisions and impairments will be recorded in the fourth quarter of 2002.

REMAINING BUSINESSES OF TXU EUROPE

     The remaining business of TXU Europe consists of its Nordic and German operations, Energy Trading and certain CHP assets in the UK.

     NORDIC - TXU Europe has operations in the power generation, trading and retail markets of the Nordic region. TXU Europe trades on the Nordpool exchange, which serves Finland, Norway, Sweden and Denmark, from its trading office in Stockholm. TXU Europe has access, through a long-term licensing arrangement, to 137 megawatts (MW) of hydro-electric power generation in northern Norway. Further, TXU Europe has two retail energy businesses with a total of 80,000 customers in Norway. In Finland, TXU Europe owns 80.1% of a consolidated joint venture company called TXU Nordic Energy Oy, the remaining 19.9% being held by Powest Oy, a wholly owned subsidiary of Pohjolan Voima Oy (PVO). PVO is Finland's second largest electricity generator. TXU Nordic Energy Oy is entitled to the output from approximately 584 MW of Powest's thermal generating capacity. TXU Europe also owns approximately 45% of Atro Oyj, a regional electricity distributor in Finland with access to 90,000 customers. Further, as part of a consortium which has acquired approximately 190 MW of generating capacity in the Finnish company, Etela-Pohjanmaan Oy, TXU Nordic Energy Oy is entitled to annual output of approximately 60 MW.

     GERMANY - TXU Europe owns a 51% ownership interest in Kiel AG (Kiel) and a 74.9% ownership interest in Braunschweiger Versorgungs-Aktiengesellschaft
(BVAG), both integrated German municipal utilities. Kiel has approximately 250,000 electricity and gas customers, 175 megawatts of power generation and 2.7 billion cubic feet of gas storage capacity. BVAG is an electricity, gas, heating and water supplier for 210,000 residential, commercial and industrial customers in the German city of Braunschweig. Under terms of the acquisition agreement, Stadtwerke Braunschweig has the right until January 1, 2006 to sell its remaining 25.1% ownership interest in BVAG to TXU Europe for (euro)129 million ((pound)83 million). TXU Europe's holdings in BVAG and Kiel are subject to various preemptive and other rights on behalf of the other shareholder in each venture, should these holdings be sold. These are likely to impact the value realized if a sale is pursued. TXU Europe also owns all of the share capital of Ares, based in Berlin. Ares is an electricity retailer that offers energy services to both business and residential customers throughout Germany. Ares has approximately 200,000 customers.

     ENERGY TRADING - TXU Europe continues to retain its energy trading assets and liabilities. Included within the portfolio of contracts retained by TXU Europe's trading operations are a number of long-term purchase contracts, particularly for electricity. TXU Europe is continuing to trade out its positions in order to maximize recovery for creditors overall from an orderly wind down of these positions.

     TXU Europe's remaining generating assets are included in the trading operation and include the 215 MW Shotton CHP station, 15 MW Grimsby-MIC CHP (located on the property of a customer), a 13.5% interest in the 1,000 MW Barking combined cycle gas turbine station and interests in various renewable energy projects, mostly wind farms.

CURRENT STATUS

     TXU Europe and its subsidiaries have not entered into formal administration processes in the UK (similar to bankruptcy proceedings in the US). However, consistent with UK law the remaining operations are being managed by the directors of TXU Europe for the benefit of the creditors of TXU Europe and its subsidiaries.

     Given the overall financial position of TXU Europe, an informal standstill is operating with the majority in value of its financial creditors whereby no payments of interest or principal are being made and these creditors are not pursuing action to recover such amounts.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          TXU EUROPE LIMITED


                                          By:    /s/ Henry Davies
                                             -----------------------------
                                                     Henry Davies
                                             Principal Accounting Officer


Date: November 5, 2002